Exhibit 8.1

Subsidiaries of Farfetch Limited

(as of December 31, 2020)

Legal Name of Subsidiary	Jurisdiction of Organization
Farfetch.com Ltd	Isle of Man
Farfetch UK Limited	England & Wales
FFBR importacao e exportacao LTDA	Brazil
Farfetch.com Brasil Servicos LTDA	Brazil
Farfetch.com US LLC	United States
Farfetch Canada Limited	Canada
Farfetch Europe Trading B.V.	Netherlands
Farfetch China Holdings Ltd	UK
Farfetch China Ltd	UK
Fashion Concierge Powered By Farfetch, LLC	United States
Farfetch Portugal-Unipessoal LDA	Portugal
Farfetch HK Holdings Limited	Hong Kong
Browns (South Molton Street) Limited	England & Wales
Farfetch Japan Co Ltd	Japan
LASO.CO.LTD	Japan
Farfetch China (HK Holdings) Limited	Hong Kong
Farfetch (Shanghai) E-Commerce Co. Ltd	China
Farfetch HK Production Limited	Hong Kong
Farfetch Store of the Future Limited	England & Wales
Fashion Concierge UK Limited	England & Wales
Farfetch Black & White Limited	England & Wales
Farfetch International Limited	Isle of Man
Farfetch México, S.A. de C.V.	Mexico
Farfetch India Private Limited	India
Farfetch Middle East FZE	United Arab Emirates
Farfetch Italia S.R.L.	Italy
Farfetch Australia Pty Ltd	Australia
Farfetch US Holdings, INC	United States
Fashion Concierge HK Limited	Hong Kong
Farfetch Finance Limited	England & Wales
Stadium Enterprises LLC	United States
SGNY1 LLC	United States
Kicks Lite LLC	United States
Farfetch RU LLC	Russia
Beijing Qizhi Ruisi Information Consulting Co., Ltd	China
Farfetch UK FINCO Limited	England & Wales
Farfetch Holdings plc	England & Wales
New Guards Group Holding S.p.A	Italy
County S.r.l.	Italy
Off-White Operating S.r.l.	Italy
Venice S.r.l.	Italy
Unravel Project S.r.l.	Italy
Heron Preston S.r.l.	Italy
Alanui S.r.l.	Italy
APA S.r.l.	Italy
Heron Preston Trademark S.r.l.	Italy
KPG S.R.L.	Italy
AMBUSH ITALY SRL	Italy
OC ITALY S.R.L.	Italy
Ambush Inc.	Japan

Off-White Operating Milano S.r.l.	Italy
Off White Operating Holding, Corp.	United States
Off-White Operating Paris S.à r.l.	France
Off White Operating Soho, LLC	United States
Off White Operating Miami, LLC	United States
Off White Operating Vegas, LLC	United States
Off White Operating Los Angeles, LLC	United States
Off White Operating London Limited	England & Wales